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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                        THE ZWEIG TOTAL RETURN FUND, INC.
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                (Name of Registrant as Specified In Its Charter)


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[The Zweig Total Return Fund, Inc. Letterhead]

April 9, 2004

Dear Zweig Total Return Fund Shareholder:

I am writing to let you know that the board of directors has approved a fixed distribution policy equal to 10% of net asset value. The new distribution policy will consist of 7% cash and 3% ZTR stock on an annualized basis. The fund will begin this new distribution policy with its May distribution, which is scheduled to be paid on June 24, 2004 to shareholders of record as of June 11, 2004.

The board adopted a variable distribution policy in 2003 to address potential tax consequences regarding distributions by the fund. These issues were outlined in the shareholder letter of July 25, 2003, which is available on our website, www.phoenixinvestments.com. While the potential tax impact on shareholders under the new fixed distribution policy remains, the board believes that regular, fixed monthly payouts will enhance shareholder value and serve the long-term interests of shareholders.

It is important that you keep in mind that the 7% cash distribution may be subject to taxes as was the case with past distributions. The 3% ZTR stock component of the distribution will not be subject to tax upon receipt. However, sale of the shares you receive as a distribution could be subject to tax depending on your personal financial situation. As always, you should consult with your financial advisor or tax professional. Our fund service professionals are also available to take your questions by calling 1-800-272-2700.

We are also pleased to inform you that, on March 2, 2004, the board approved the continuation of the advisory relationship with Phoenix/Zweig Advisers LLC and the continuation of the sub-advisory relationship with Zweig Consulting LLC. Under the continued sub-advisory relationship, Dr. Martin E. Zweig, President and owner of the sub-adviser, will continue to provide asset allocation services and will assume an expanded role in reviewing the fund's portfolio. Dr. Zweig will actively collaborate in the stock selection process with the adviser's portfolio management team of Carlton Neel and David Dickerson. In addition, the board and Dr. Zweig have strongly affirmed their support for maintaining the fund as closed-end.

Many of you have communicated to us your disappointment with the prior change in ZTR's distribution policy. We appreciate and welcome your continued comments and feedback.

Sincerely,


Daniel T. Geraci
President, The Zweig Total Return Fund, Inc.